EXHIBIT 11

                    NETWORK EQUIPMENT TECHNOLOGIES, INC.
        Computation of Primary and Fully Diluted Earnings Per Share
          (in thousands, except per share amounts - unaudited)

                                                        Three Months Ended
                                                      June 26,     June 27,
                                                        1994         1993
                                                      --------     --------
PRIMARY
    Earnings:
      Net income (loss)                               $  1,427     $ (1,009)
                                                      --------     --------
                                                      --------     --------

    Shares:
      Weighted average number of common
        shares outstanding                              17,127       16,604

      Number of common equivalent shares assuming
        exercise of stock options and warrants (1)         -            -
                                                      --------     --------
                                                        17,127       16,604
                                                      --------     --------
                                                      --------     --------

    Primary earnings (loss) per share                 $    .08     $   (.06)
                                                      --------     --------
                                                      --------     --------

FULLY DILUTED
    Earnings:
      Net income (loss)                               $  1,427     $ (1,009)
                                                      --------     --------
                                                      --------     --------

    Shares:
      Weighted average number of common
        shares outstanding                              17,127       16,604

      Number of common equivalent shares assuming
        exercise of stock options and warrants (1)         -            -

      Number of common equivalent shares assuming
        conversion of convertible securities (1)           -            -
                                                      --------     --------

                                                        17,127       16,604
                                                      --------     --------
                                                      --------     --------

    Fully diluted earnings (loss) per share           $    .08     $   (.06)
                                                      --------     --------
                                                      --------     --------

_____________

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.

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